CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the reference to our firm in the Registration Statement (Form N-1A) and related Statement of Additional Information of the Large Cap Equity Fund (one of the funds constituting the Capstone Social Ethics and Religious Values Fund), and to the inclusion of our report dated September 28, 1998.




BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
September 28, 1998